Emergent BioSolutions Successfully Refinances Term Loan, Amends Asset-backed Loan Facility and Increases Financial Flexibility

Refinancing extends maturities, reduces interest expense and positions Emergent for durable, long-term growth as part of its multi-year transformation plan

GAITHERSBURG, Md., April 16, 2026 — Emergent BioSolutions Inc. (NYSE: EBS) announced today that the company has closed on a new credit facility agreement with OrbiMed for a new $150 million term loan. The proceeds from the new Term Loan were used to repay all amounts outstanding under the previous Term Loan facility agreement with Oak Hill Advisors. Emergent also amended its asset-based revolving loan facility (ABL) with Wells Fargo National Association, which now provides borrowing capacity of up to $50 million. Both the new Term Loan agreement and the ABL amendment extend maturities up to five years, through April 2031.

“We continue to push forward in strengthening our balance sheet and improving our financial flexibility to position Emergent for sustainable long-term growth,” stated Joe Papa, president and CEO of Emergent. “By refinancing our prior Term Loan facility and extending maturities, we expect to reduce our interest expense and bolster our cash position thereby allowing us to opportunistically deploy capital on value-creating strategic initiatives to advance our multi-year transformation plan.”

The new Term Loan agreement and amended ABL credit facility provide enhanced operational flexibility through less restrictive covenants, lower interest expense and increased ability to incur incremental debt to support business development opportunities. Since the strategic execution of Emergent’s multi-year transformation plan in 2024, its successful efforts to stabilize the balance sheet and significantly reduce the overall debt profile are further supported through this debt refinancing as it continues through its turnaround.

New Debt Description:

•Maturity of the new $150 million Term Loan has been extended to April 16, 2031 from August 30, 2029
•Maturity of the amended $50 million ABL has been extended to April 16, 2031 from September 30, 2029
•Interest expense on the new $150 million Term Loan has been reduced by 200 basis points annually
•Additional capacity to incur incremental debt through a committed delayed draw term loan, and expanded debt baskets

More information related to the terms of the new Term Loan agreement is detailed in Emergent’s Current Report on Form 8-K will be available on Emergent’s Investor page.

About Emergent BioSolutions

At Emergent, our mission is to protect and save lives. For over 25 years, we’ve been at work preparing those entrusted with protecting public health. We deliver protective and life-saving solutions for health threats like smallpox, mpox, botulism, Ebola, anthrax and opioid overdose emergencies. To learn more about how we help prepare communities around the world for today’s health challenges and tomorrow’s threats, visit our website and follow us on LinkedIn, X, Instagram, Apple Podcasts and Spotify.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding our ability to incur incremental debt, our ability to opportunistically deploy capital, and our multi-year transformation plan, are forward-looking statements. We generally identify forward-looking statements by using words like "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "future," "goal," "intend," "may," "plan," "position," "possible," "potential," "predict," "project," "should," "target," "will," "would," and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events based on information that is currently available. We cannot guarantee that any forward-looking statement will be accurate. Readers should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement, as contained herein. Any such forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by any forward-looking statements. Readers should consider this cautionary statement, as well as the risks identified in our periodic reports filed with the U.S. Securities and Exchange Commission, when evaluating our forward-looking statements.

Investor Contact:
Richard S. Lindahl
Executive Vice President, CFO
lindahlr@ebsi.com
Media Contact:
Assal Hellmer
Vice President, Communications
mediarelations@ebsi.com